Exhibit 99.1

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS ISSUES EARNINGS GUIDANCE

SEATTLE, WASHINGTON – January 17, 2020, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced that preliminary unaudited results for its fiscal fourth quarter 2019 operating income is expected to fall in a range of $177 million to $183 million and that diluted earnings attributable to shareholders per share is expected to range between $0.78 and $0.81. Estimated diluted net earnings per share has been calculated using the Company’s effective tax rate of 25.6% for the first nine months of 2019. The actual effective tax rate for the fourth quarter of 2019 may differ significantly from this rate and is dependent on the final calculation of the December 31, 2019 income tax provision.

“We recognize that our revenue and earnings will be below prior-year results and analyst consensus estimates,” said Jeffrey S. Musser, President and Chief Executive Officer. “However, we do not believe this to be a business model/performance issue and instead believe it ties more closely to the business environment in which we are operating. The market conditions that appear to have had an impact on our results include slowing of various global economies, trade disputes, and a customer base that is taking advantage of a market that appears to be changing from a supply and demand standpoint.

“We’ve seen impacts throughout the year from these market conditions, but the pace at which these changes occurred accelerated dramatically in the fourth quarter. We know this environment will change over time, as it always has in the past. Until then, rest assured that we will continue to execute our services at a high level, be innovative in our business solutions, and remain aggressive in our approach to maintaining and gaining new customers. At the same time, we will be steadfast in our efforts to control growth of our expenses in the same way that our business model has always supported.”

Expeditors expects to report final fourth quarter 2019 financial results on Tuesday, February 18, 2020.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain portions of this release contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including our expectations for operating income, earnings attributable to shareholders, earnings per share, our effective tax rate and timing of the release of our fourth quarter 2019 financial results; our belief that the current weakness is market-driven and a result of ongoing trade disruptions and other conditions noted in the press release; our ability to contain costs; our ability to retain existing and attract new customers; and our ability to use our broad market footprint to take advantage of shifts in trade; and risk factors and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Expeditor’s Annual Report on Form 10-K for our year ended December 31, 2019, which Expeditors expects to file on February 21, 2020. Expeditors assumes no obligation to, and does not currently intend to, update these forward-looking statements.